SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K
                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) December 29, 1993


                             CRANE CO.


      (Exact name of registrant as specified in its Charter)


     Delaware                    1-1657             13-1952290


(State or other juris-      (Commission       (IRS Employer
 diction of incorporation)   File Number)      Identification No.)

           100 First Stamford Place, Stamford, CT 06902


(Address of principal executive offices)             (Zip Code)

                                                    (203) 363-7300

Registrant's telephone number, including area code


                         (Not Applicable)


   (Former name or former address, if changed since last report)



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

Item 2.  Acquisition or Disposition of Assets

     On December 29, 1993 the Registrant acquired all of the outstanding stock of Burks Pumps, Inc., a Delaware corporation ("Burks") from Harbour Group Investments, L.P., James C. Janning, Paul G. Baldetti, C. Wayne Gillespey and R. Michael Koon for $69,807,239, of which $23,706,910.38 was utilized to pay off outstanding warrants and long-term debt. The source of the funds used to finance the transaction was the working capital of the Registrant and short-term borrowings under its uncommitted credit lines. Burks has manufacturing operations in Piqua, Ohio and Decatur, Illinois and provides engineered pumps for an array of specialized commercial, industrial and municipal fluid handling applications. These products are marketed under the Barnes, Burks, Weinman, Crown and Prosser brand names. Also included is the Sellers line of tank cleaning equipment for the industrial clean-in-place market. This acquisition substantially increases the Registrant's involvement in niche markets in the pump industry and will become part of Registrant's engineered industrial products business segment.


Item 7.  Financial Statements and Exhibits

     a.   Financial Statements of business acquired

          It has been determined that it is impracticable to provide financial statements for Burks Pumps, Inc. in the form required by Item 7 of Form 8-K within 15 days of the acquisition. Such financial statements are expected to be available and will be filed on or before February 15, 1994.

     b.   Proforma Financial Information

          It has been determined that it is impracticable to provide proforma financial information relative to Burks Pumps, Inc. in the form required by Item 7 of form 8-K within 15 days of the acquisition. Such information is expected to be available and will be filed on or before February 15, 1994.

     c.   Exhibits

          Exhibit 1. - Copy of the Stock Purchase Agreement dated
          December 29, 1993 among the Registrant, Burks Pumps,
          Inc. and the individuals listed in Item 2.

                            SIGNATURES






          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Crane Co.
                                        Registrant




January 12, 1994

                                        By:
                                           P. R. Hundt
                                           Vice President


                                        By:
                                           M. L. Raithel
                                           Controller-Chief
                                           Accounting Officer

                             EXHIBIT 1
                TO REPORT ON FORM 8-K OF CRANE CO.


STOCK PURCHASE AGREEMENT


________________________________________________

AMONG
CRANE CO.
BURKS PUMPS, INC. ("BURKS")
AND THE
SEVERAL STOCKHOLDERS LISTED IN THE
SIGNATURE PAGES HERETO (COLLECTIVELY, "SELLERS")

________________________________________________






December 29, 1993

(EDGAR Filing Includes Handwritten Changes in Executed Document)

TABLE OF CONTENTS
                                                         page no.

ARTICLE I  PURCHASE AND SALE_

          1.01 Definitions.............................._    1
          1.02 Stock Purchase and Sale..................     8_
          1.03 Purchase Price Determination............._    8
          1.04 Delivery of Stock........................    11
          1.05 Closing.................................._   11
          1.06 Payment of Purchase Price................_   12

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLERS_

          2.01 Ownership of Stock......................._   14
          2.02 Authority of Seller......................_   14
          2.03 No Violation.............................    15_
          2.04 Consents and Approvals...................    15
          2.05 Hazardous Substances.....................    16

ARTICLE III  REPRESENTATIONS AND WARRANTIES CONCERNING
              THE COMPANY

          3.01 Corporate Organization; Etc..............    16
          3.02 Capitalization...........................    17
          3.03 Subsidiaries.............................    17
          3.04 No Violation.............................    18
          3.05 Consents and Approvals of
               Governmental Authorities.................    19
          3.06 Financial Statements of the
               Company..................................    19
          3.07 Absence of Certain Changes...............    20
          3.08 Title to Properties; Encumbrances........    22
          3.09 Patents, Trademarks, Trade Names.........    24
          3.10 Material Contracts.......................    25
          3.11 Litigation; Compliance with Laws.........    26
          3.12 Taxes....................................    27
          3.13 Benefit Plans............................    31
          3.14 Labor Disagreements......................    33
          3.15 Environmental Matters....................    33
          3.16 Brokers, Finders' Fees, Etc..............    34
          3.17 Subsidiaries; Investments................    34
          3.18 Absence of Undisclosed Liabilities.......    34
          3.19 Employees................................    35
          3.20 Officers and Directors; Bank Accounts....    35
          3.21 Affiliate Transactions...................    36
          3.22 Insurance Policies.......................    36
          3.23 Absence of Certain Practices.............    36
          3.24 Accounts Receivable......................    37
          3.25 Major Customers and Suppliers............    37
          3.26 Intentionally Deleted....................    38
          3.27 Inventory................................    38

          3.28 Backlog..................................    38
          3.29 Occupational Safety and Health...........    39
          3.30 Product Liability and Warranty...........    39

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER

          4.01 Corporate Organization; Etc..............    40
          4.02 Authorization; Etc.......................    40
          4.03 No Violation.............................    41
          4.04 Consents and Approvals of
               Governmental Authorities.................    41
          4.05 Sophisticated Investor...................    42
          4.06 Purchase of Stock........................    42
          4.07 Brokers, Finders Fees, etc...............    42

ARTICLE V  CONDUCT OF BUSINESS PENDING CLOSING

          5.01 Regular Course of Business...............    43
          5.02 Amendments...............................    43
          5.03 Capital Changes..........................    43
          5.04 Dividends; Redemptions...................    43
          5.05 Organization.............................    44
          5.06 Contracts................................    44
          5.07 Compensation.............................    44
          5.08 Taxes....................................    44
          5.09 Insurance................................    45

ARTICLE VI  ADDITIONAL AGREEMENTS

          6.01 Reasonable Access........................    45
          6.02 Confidentiality..........................    46
          6.03 Payments of Indebtedness.................    46
          6.04 Company Tax Returns......................    46
          6.05 Schedule Updates; Notice of Breach.......    47
          6.06 Employee Bonuses.........................    48

ARTICLE VII  CONDITIONS PRECEDENT TO BUYERS'
              OBLIGATIONS

          7.01 Representations and Warranties...........    48
          7.02 Performance..............................    49
          7.03 Approvals and Filings....................    49
          7.04 No Injunction............................    49
          7.05 Evidence of Cancellation of
               Warrant..................................    49
          7.06 Resignations.............................    49
          7.07 Closing Documents........................    50
          7.08 Assurance of Insurance...................    50

ARTICLE VIII  CONDITIONS PRECEDENT TO SELLERS'
               OBLIGATIONS

          8.01 Representations and Warranties...........    50
          8.02 Performance..............................    51
          8.03 Approvals and Filings....................    51
          8.04 No Injunction............................    51
          8.05 Releases.................................    51
          8.06 Buyer's Due Diligence....................    52
          8.07 Closing Documents........................    53

ARTICLE IX  TERMINATION AND ABANDONMENT

          9.01 Methods of Termination...................    53
          9.02 Procedure Upon Termination...............    54

ARTICLE X  INDEMNIFICATION

          10.01 Survival................................    54
          10.02 Time Limitations........................    55
          10.03 Indemnification by Sellers..............    55
          10.04 Indemnification of Buyer................    57
          10.05 Limitations as to Amount................    57
          10.06 Procedure for On-Site Environmental
                  Indemnification.......................    58
          10.07 Additional Indemnity Provisions.........    63
          10.08 Defense of Third Party Claims and
                Extension of Statute of Limitations.....    66

ARTICLE XI  MISCELLANEOUS PROVISIONS

          11.01 Amendment and Modification..............    68
          11.02 Waiver of Compliance....................    68
          11.03 Notices.................................    68
          11.04 Binding Nature; Assignment..............    69
          11.05 Individual Liability of Sellers.........    70
          11.06 Entire Agreement........................    71
          11.07 Expenses................................    71
          11.08 Press Releases and Announcements........    72
          11.09 Agency..................................    72
          11.10 Governing Law; Jurisdiction;
                Service of Process......................    72
          11.11 The Sellers.............................    73
          11.12 Counterparts............................    73
          11.13 Headings................................    73
          11.14 Civil Liability Under RICO..............    73

STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the ______ day of December, 1993, by and among the persons listed on Exhibit A hereto (collectively, "Sellers"; each individually, a "Seller"), Burks Pumps, Inc., a Delaware company (the "Company"), and Crane Co., a Delaware company ("Buyer").

RECITALS

        A. Sellers are the owners of all of the issued and outstanding shares of the common stock, par value $.01 per share, of the Company (the "Stock"); and

        B. On the terms and subject to the conditions contained herein, Sellers desire to sell and Buyer desires to purchase all of Sellers' right, title and interest in and to the Stock.

        NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are to be made and performed by the respective parties, it is agreed as follows:
ARTICLE I
PURCHASE AND SALE

        1.01 Definitions.   The following terms when used in this
Agreement have the meanings set forth below:

             (i) "Affiliate" of a Person means (1) any Person who controls, is controlled by, or is under common Control with, such person; (2) any officer, director, trustee, employee, stockholder owning ten percent (10%) or more of the voting stock, or partner of such Person or any Person included in (1) above; and (3) if applicable, any relative or spouse (or any relative of such spouse) of any individual included in (1) or (2) above, any of whom has the same home address as such individual.

             (ii)  "Backlog" has the meaning set forth in Section
3.28.
             (iii) "Burks Group" or "B.G." means the Company and its Subsidiaries collectively and individually.

             (iv) "Closing Adjustment" means the arithmetic sum
(positive or negative) of the Working Capital Variance and the Indebtedness Adjustment.

             (v) "Closing Certificate" means the certificate delivered by the Chief Financial Officer of the Company pursuant to Section 1.06(b).

             (vi) "Closing Documents" has the meaning set forth in Section 1.05.

             (vii)  "Contracts" has the meaning set forth in
Section 3.10.

             (viii) "Escrow Agent" means the escrow agent selected by the parties to act pursuant to the escrow agreement attached hereto as Schedule 1 (the "Escrow Agreement").

             (ix) "Escrow Account" means all funds held by the Escrow Agent pursuant to the Escrow Agreement.

             (x) "Estimated Indebtedness" means the Indebtedness as set forth on the Closing Certificate.

             (xi) "Estimated Working Capital" means the Working
Capital as set forth on the Closing Certificate.

             (xii) "Estimated Working Capital Adjustment" means the amount calculated by the formula set forth in Section 1.01(xxxiii) with Estimated Working Capital substituted for Working Capital in the calculations of the Working Capital Adjustment.

             (xiii) "GAAP" means generally accepted accounting principles in the United States applied in a manner consistent with past practices of the Company.

             (xiv) "Hart Scott" means the Anti-trust Improvements Act of 1976 as amended.

             (xv) "Hazardous Substances" means hazardous substances, hazardous materials, hazardous wastes, toxic substances, petroleum, petroleum fractures or petroleum derivatives as those terms are defined in CERCLA, RCRA, TSCA, FIFRA, and all regulations promulgated thereunder or any other similar environmental law or regulation.

                  - "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

                  - "RCRA" means the Resource Conservation and
Recovery Act of 1976, as amended.

                  - "TSCA" means the Toxic Substances Control Act, as amended.

                  - "FIFRA" means the Federal Insecticide,
Fungicide and Rodenticide Act, as amended.

             (xvi) "Indebtedness" means the sum of (1)_the principal amount of any indebtedness of the Company for borrowed money outstanding as of the Closing (excluding amounts outstanding under capital lease obligations), together with all prepayment premiums or penalties and other amounts becoming due as a result of this transaction, including expenses and fees to be paid to lenders in connection with such prepayments and (2)_any unpaid interest owing on any interest-bearing indebtedness of the Company.

             (xvii) "Indebtedness Adjustment" means the Estimated Indebtedness compared to the Indebtedness, as finally determined in accordance with Section 1.03(b). If the Estimated Indebtedness exceeds the Indebtedness, then the Indebtedness Adjustment is a positive number equal to such excess. If Indebtedness exceeds Estimated Indebtedness, then the Indebtedness Adjustment is a negative number equal to such excess.

             (xviii)  "Inventory" has the meaning set forth in
Section 3.27.

             (xix) "Knowledge" shall mean in the case of the Company, the actual Knowledge of any Seller, and in the case of each Seller, shall mean the actual Knowledge of such Seller, in each case, after due inquiry with respect thereto.

             (xx)  "Loss" has the meaning set forth in Section
10.07(e).

             (xxi)  "Material Adverse Effect" shall mean a
material adverse effect on the financial condition, business or results of operations of the Company.

             (xxii) "Material Impact" shall mean a cost to the Company of $75,000 or more.

             (xxiii)  "OSHA Notice" has the meaning set forth in
Section 3.29.

             (xxiv)  "Partnership" shall mean Harbour Group
Investments, L.P., a Missouri limited partnership.

             (xxv) "Person" means an individual, a partnership, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

             (xxvi) "Principles and Procedures" means the principles and procedures set forth on Schedule 1.01.

             (xxvii)  "Seller's Fraction" is defined in Section
11.05.

             (xxviii)  "Subsidiaries" is defined in Section 3.03.

             (xxix) "Warrant" shall mean the warrant to purchase shares of common stock of the Company held by Phoenix Home Life
Mutual Insurance Company.

             (xxx) "Warrant Cancellation Agreement" means the agreement among the Company, Buyer, Sellers and Phoenix Home Life
Mutual Insurance Company pursuant to which the Warrant will be surrendered and cancelled.

             (xxxi) "Warrant Cancellation Payment" means the payment to be made by Buyer to Phoenix Home Life Mutual Insurance
Company at the Closing pursuant to the Warrant Cancellation
Agreement.

             (xxxii) "Working Capital" means the excess as of the Closing Date of (1) the Company's current assets, over (2) the Company's current liabilities excluding the current portion of Indebtedness as determined in accordance with the Principles and Procedures.

             (xxxiii) "Working Capital Adjustment" means the number (positive or negative) calculated on the basis of the Working Capital, as determined in accordance with Section 1.03(b), as follows:

                  (1) if the Working Capital exceeds $14,542,848; then the Working Capital Adjustment is a positive number equal to such excess;

                  (2) if the Working Capital is $14,542,848 then the Working Capital Adjustment is zero (0); and

                  (3)  if the Working Capital is less than
$14,542,848, then the Working Capital Adjustment is a negative number equal to such deficit.

             (xxxiv) "Working Capital Variance" means the Working Capital Adjustment, as finally determined pursuant to Section 1.03(b) compared to the Estimated Working Capital Adjustment. If the Working Capital Adjustment is more positive or less negative than the Estimated Working Capital Adjustment, then the Working Capital Variance is a positive number equal to such excess. If the Estimated Working Capital Adjustment is more positive or less negative than the Working Capital Adjustment, then the Working Capital Variance is a negative number equal to such excess.


        1.02 Stock Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.05) Sellers will sell and Buyer will purchase all of Sellers' right, title and interest in and to the Stock.

        1.03 Purchase Price Determination.

             (a) Purchase Price. The total purchase price to be paid to Sellers (the "Purchase Price") shall be the sum of $70,000,000 (i) minus Indebtedness, (ii) plus the Working Capital Adjustment and (iii) minus the Warrant Cancellation Payment. The Purchase Price shall be allocated among the Stockholders in accordance with the Sellers' Fractions.

             (b)  Determination of Indebtedness and Working
Capital Adjustment.  The amount of the Indebtedness and Working
Capital Adjustment shall be determined in the following manner:

                  (i)  Closing Statements.  Promptly after the
Closing, the Company will prepare the following:
                       A.   A consolidated balance sheet of the
Company at the Closing Date and the related statements of operations, stockholders' equity and cash flows for the period from December 31, 1992 to the Closing Date (the "Final Financial Statements") accompanied by an audit report thereon by Price Waterhouse, as independent accountants for the Company, to the effect that the Final Financial Statements present fairly in all material respects the financial position of the Company on that date and the results of operations, changes in stockholders' equity and cash flows of the Company for such period, in conformity with GAAP ("Final Certified Financial Statements").

                       B.   Statements in accordance with the
Principles and Procedures which shall set forth the Closing Adjustment, the Working Capital Adjustment, the Working Capital and the Indebtedness (the "Closing Statements"). Price Waterhouse, as independent accountants for the Company, at the Company's expense, will examine and test the Closing Statements of the Company in accordance with generally accepted auditing standards and the Principles and Procedures and issue their reports as to the results of such examination and testing (the "Closing Reports"). The costs and fees of Price Waterhouse for the reports contemplated herein and for the tax preparation of the Company's tax returns for the period ending as of the Closing Date shall be included in the Working Capital Adjustment to the extent not accrued in the Financial Statements. Within sixty (60) days after the Closing or as soon thereafter as reasonably practicable, the Company will deliver the Final Certified Financial Statements, Closing Statements and Closing Reports to Buyer and the Sellers. The Company shall direct Price Waterhouse to deliver drafts of the Final Certified Financial Statements, Closing Statements and Closing Reports to Buyer for review and analysis at least ten
(10)_days prior to final issuance of the Final Certified Financial Statements, Closing Statements and Closing Reports and delivery to Buyer and the Sellers as noted above. Buyer shall have the opportunity to review and evaluate all working papers, worksheets and other documents utilized by the Company in the preparation of the Final Certified Financial Statements and Closing Statements and by Price Waterhouse in the examination, testing and/or preparation of the Final Certified Financial Statements, the Closing Statements and the Closing Reports.

                  (ii) Review by Buyer and Price Waterhouse.
Buyer and Price Waterhouse will attempt to resolve any disputed items prior to the issuance of the Final Certified Financial Statements, Closing Statements and Closing Reports. Failing such resolution, Buyer and the Sellers will exchange within thirty (30) days of receipt of the Final Certified Financial Statements, Closing Statements and Closing Reports detailed written explanations of those items in the Closing Reports which remain in dispute. The amount of the Closing Adjustment not affected by the disputed items will be deemed to be as set forth in the Closing Statements and Closing Reports. Within a further period of thirty
(30) days from the end of the aforementioned review period, the parties will attempt to resolve in good faith any disputed items.

                  (iii) Arbitration. Failing resolution pursuant to subparagraph (ii) above, the unresolved disputed items will be referred for final binding resolution to the Cleveland office of Ernst & Young or to such other nationally-recognized firm of certified public accountants as the parties may hereafter jointly select (the "Arbitrator"). If the Arbitrator determines that the resolution of a given disputed item requires an interpretation of law, then the Arbitrator may request a law firm of national standing chosen by it to render a legal opinion as to such matter. The amount of the Closing Adjustment affected by such unresolved disputed items (if any) will be as determined by the Arbitrator. The costs of such Arbitrator's review (including reasonably attorneys fees, if any) shall be borne by the party or parties as determined by the Arbitrator.

             (c) Arbitrator. The Arbitrator shall be requested with respect to all references to it to render its decision within thirty (30) days of a reference or as soon as practicable thereafter. The Arbitrator shall send copies of its decision to Buyer and the Sellers.

        1.04 Delivery of Stock. At the Closing each Seller shall deliver to Buyer one or more stock certificates representing in the aggregate the number of Shares of Stock set forth opposite the name of such Seller on Exhibit A attached hereto, duly endorsed in blank for transfer or accompanied by duly executed stock powers in proper form.

        1.05 Closing. The closing of the purchase and sale of the Stock (the "Closing") shall take place at the offices of Dickstein, Shapiro & Morin, 2101 L Street, N.W., Washington, D.C. 20037, or such other place as Buyer and the Partnership shall agree, on the date (the "Closing Date") which is three Business Days after the satisfaction or waiver (to the extent the same may be waived) of all conditions set forth in Articles VII and VIII. At the Closing, Buyer, Sellers and the other parties listed on
Schedule 1.05 shall take such actions and execute and deliver the documents, agreements and certificates as may be required by other sections of this Agreement or as may be listed on Schedule 1.05 hereto ("Closing Documents").

        1.06  Payment of Purchase Price.  Buyer will pay the
Purchase Price as follows:

             (a) Estimated Payments. At the Closing, Buyer shall pay to the Sellers $64,000,000, (i)_minus the Estimated Indebtedness, (ii)_plus the Estimated Working Capital Adjustment (if any), and (iii) minus the Warrant Cancellation Payment. Buyer shall also pay $6,000,000 to the Escrow Agent pursuant to the terms of the Escrow Agreement, by wire transfer of immediately available funds. Any other payments to be made to the individual Sellers hereunder shall be paid to the Partnership as agent for such Sellers.

             (b) Closing Certificate. At the Closing, the Chief Financial Officer of the Company shall deliver to Buyer the Closing Certificate in the form annexed hereto as Schedule 1.06(b), which shall set forth his best estimate of the Estimated Indebtedness, the Estimated Working Capital and the Estimated Working Capital Adjustment.

             (c) Closing Adjustment. The Closing Adjustment shall be computed in accordance with the terms of this Agreement, by the agreement of the parties or by the Arbitrator, as the case may be, immediately after the final determination of the Indebtedness, the Working Capital and the Working Capital Adjustment pursuant to Section 1.03(b) and shall be paid within ten (10) business days thereafter. If the Closing Adjustment is a positive number, the Closing Adjustment shall be paid by Buyer to the Partnership. If the Closing Adjustment is a negative number, the Closing Adjustment shall be paid to Buyer.

             (d)  Interest Payments.  Sums payable pursuant to
Section 1.06(c) shall bear interest from the date of Closing to the date of payment at the base lending rate of CITICORP, N.A. in effect during such period. Interest calculated in accordance with this Section 1.06(d) shall be due and payable to the Buyer or the Sellers, as the case may be, on the date on which the corresponding payment is due.

             (e) Distribution of Proceeds. Pending determination of the Closing Adjustment, the Partnership shall hold and not distribute to the individual Sellers or its partners $1,000,000 of the proceeds payable to the Sellers at Closing. Such sum shall be utilized to pay to Buyer any sums required to be paid by the Sellers to Buyer pursuant to Section 1.06(c). After such payment to Buyer, the Partnership shall distribute to each individual Seller his Seller's Fraction of the remaining sum and any interest earned thereon (less any deduction for expenses made pursuant to Section 11.07).

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE SELLERS

        Each Seller hereby represents and warrants to Buyer, as to himself or itself and not as to any other Seller as follows:

        2.01 Ownership of Stock. Such Seller is the owner, beneficially and of record, of the shares of Stock set forth oppo-site his or its name on Exhibit A hereto, free and clear of any pledge, lien, security interest, encumbrance, claim or equity of any kind, except as set forth on Schedule 2.01. At Closing such Seller will transfer title to such shares of Stock free and clear of any such pledge, lien, security interest, encumbrance, claim or equity.

        2.02 Authority of Seller. Such Seller has the full right, capacity and power to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation, enforceable against such Seller in accordance with its terms, except (a)_as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (b)_that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        2.03 No Violation. Except as set forth in Schedule_2.03 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by such Seller will violate, or be in conflict with, or allow the termination of, or constitute a default under, or cause the acceleration of the maturity of, or create a lien under, any material debt or obligation pursuant to any material agreement or commitment to which such Seller is a party or by which such Seller is bound, or, to the best Knowledge of such Seller, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which such Seller is subject.

        2.04 Consents and Approvals. Except for consents, approvals or authorizations which if not received, or declarations, filings or registrations which if not made, would not have a Material Adverse Effect, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or third party is required to be made or obtained by such Seller in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        2.05 Hazardous Substances. To each Sellers' knowledge, except as disclosed on Schedule 3.15 or the documents referenced therein, the Burks Group has not released any Hazardous Substances out of or into or from the real properties owned or leased by the Burks Group as of the date hereof in violation of applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
CONCERNING THE COMPANY

        The Company hereby represents and warrants to Buyer as follows:

        3.01 Corporate Organization; Etc. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Impact. True and complete copies of the charter documents and Bylaws of the Company and each of its Subsidiaries have been delivered to Buyer. Schedule_3.01 hereto sets forth a true and complete list of all jurisdictions in which the Company and each of its Subsidiaries is qualified or licensed to do business as a foreign company.

        3.02 Capitalization. Schedule 3.02 hereto sets forth the authorized, issued and outstanding shares of capital stock of the Company as of the date hereof. All issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.02, there are no other shares of capital stock of the Company, or securities convertible into or exchangeable or exercisable for shares of capital stock, outstanding, and there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which the Company is bound to issue, repurchase or otherwise acquire or retire any additional shares of capital stock or other securities of the Company.

        3.03 Subsidiaries. The only direct or indirect subsidiaries of the Company are Barnes Pumps, Inc., an Ohio corporation, and Barnes Pumps Canada, Inc., a Canadian corporation (the "Subsidiaries"). Except for directors' qualifying shares, if any, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Subsidiaries; there are no irrevocable proxies with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued for any reason including, without limitation, by reason of any options, warrants, script, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Company or any of its Subsidiaries are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien, encumbrance or agreement with respect thereto.

        3.04 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contem-plated hereby will violate any provisions of the Certificate of Incorporation or By-laws of the Company or, (a)_with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or permit the termination of, or cause the acceleration of the maturity of, any debt or obligation of the Company, which individually or in the aggregate with all other such debts and obligations is material to the Company, (b)_require the consent of any party to any agreement or commitment to which the Company is a party, or by which the Company is bound, the failure of which to obtain would, individually or in the aggregate with all other failures to obtain required consents, have a Material Adverse Effect, (c)_result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of the Company (determined singly or in the aggregate), under any agreement or commitment to which the Company is a party, or by which the Company is bound, or (d)_violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company is subject, which violations individually or in the aggregate with all such other violations would have a Material Adverse Effect.

        3.05 Consents and Approvals of Governmental Authorities. Except for (i) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) any consents, approvals or authorizations which if not received, or declarations, filings or registrations which if not made, in any single case or in the aggregate, would not have a Material Adverse Effect or impede the consummation of the transaction in any material respect, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

        3.06 Financial Statements of the Company. (a) The Company has previously delivered to Buyer accurate and complete copies of the consolidated balance sheet of the Company at December 31, 1992, and at December 31, 1991, and the related statements of operations, stockholders' equity and cash flows for each of the years then ended (the "Financial Statements"), in each case accompanied by the audit report thereon of Price Waterhouse. All such Financial Statements present fairly, in all material respects, the financial position of the Company at the respective dates thereof, and the results of operations, changes in stockholders' equity and cash flows of the Company for the periods indicated, in conformity with GAAP. The Financial Statements are attached hereto as Schedule 3.06.

             (b) The Company has delivered to the Buyer the interim unaudited consolidated balance sheet of the Company at October 31, 1993 and the related statements of operations, stockholders' equity and cash flows for the ten months then ended (the "Interim Financial Statements"). The Interim Financial Statements present fairly, in all material respects, the financial position of the Company at the date thereof, and the results of operations, changes in stockholders' equity and cash flows for the period indicated, and have been prepared in accordance with GAAP consistent with the Financial Statements, subject to normal year-end adjustments, adoption of required, new accounting principles and the absence of notes. The Interim Financial Statements are attached hereto as Schedule 3.06.

        3.07 Absence of Certain Changes. Except as set forth in Schedules 3.06 and 3.08(b), since October 31, 1993 and through the date hereof, the Burks Group has conducted its business only in the ordinary course and there has not been:

             (a)  any adverse change which has a Material Adverse
Effect on the business, results of operations or financial condition of the B.G., except for changes which adversely impact the domestic or international pump industries generally ;

             (b) any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind permitted or allowed with respect to any of the properties, business or assets of the B.G.;

             (c) except for (i)_increases in the ordinary course of business and in accordance with past practice and
(ii)_increases pursuant to collective bargaining agreements, any general increase in the compensation of officers or employees of the B.G. (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any bonuses or any increase in the compensation payable or to become payable to any individual officer or employee of the B.G.;

             (d) any declaration, payment or setting aside for payment of any dividend or other distribution in respect of the capital stock of the Company, or any redemption, purchase or other acquisition of any shares of the capital stock or other securities of the Company;

             (e) any write-down of the value of any inventory or write-off as uncollectible of any notes or accounts receivable of the B.G. which has a Material Impact except for write-downs and write-offs in the ordinary course of business and consistent with past practice;

             (f) any capital expenditure or commitment, or series of related capital expenditures or commitments, by the B.G. for any addition to property, plant or equipment greater than $50,000; or

             (g)  any sale, assignment, transfer or other
disposition of any of the B.G.'s material patents, trademarks, trade names, copyrights, licenses or other intangible assets.

             (h) Any change in reserves reflected in the balance sheet included within the Interim Financial Statements except for reductions in such reserves due to the payment of the related obligations.

        3.08 Title to Properties; Encumbrances. Schedule 3.08(a) hereto lists all real properties and interests therein owned or leased by the B.G. as of the date hereof, and Schedule_3.08(b) hereto lists the mortgages, pledges, liens or security interests affecting such real properties and interests therein. Except as set forth in Schedule_3.08:

             (a) the B.G. has good and marketable title to all of the real properties listed in Schedule 3.08(a) and has good title to all tangible personal properties and other assets shown as owned by the B.G. on its books and records (except for properties and assets acquired under installment purchase contracts or held pursuant to capitalized leases as described on Schedule_3.10, or not required to be disclosed on such Schedule), except for such defects of title, if any, as do not in the aggregate materially interfere with the present use of or materially impair the value of such properties or assets;

             (b) none of the properties or assets of the B.G. is subject to any mortgage, pledge, lien, security interest, encumbrance, claim or charge of any kind except (i)_statutory liens not yet delinquent; (ii)_liens or encumbrances (other than mortgages, pledges, liens or security interests securing indebtedness) that do not in the aggregate materially interfere with the present use of or materially impair the value of such properties or assets; (iii)_mortgages, pledges, liens or security interests securing indebtedness as listed on Schedule_3.08(b) hereto; (iv)_liens for taxes not yet delinquent; or (v)_liens accounted for as capitalized leases;

             (c) with respect to each parcel of real property owned by the B.G. as set forth in Schedule_3.08(a), (i)_there are no leases, subleases, licenses, or other agreements granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; (ii)_there are no pending and, to the best of their Knowledge, threatened condemnation proceedings affecting such parcel; (iii)_there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein; and (iv)_there are no parties (other than the B.G.) in possession of any parcel of real property; and

             (d)  with respect to real property leased or
subleased by the B.G. as set forth in Schedule 3.08(a), (i)_each lease or sublease is in full force and effect as of the date hereof; (ii)_the B.G. is not and, to the best of their Knowledge, no other party to such leases or subleases is in breach or default or has repudiated any provision thereof; (iii)_there are no disputes, oral agreements, or forbearance programs in effect as to such leases or subleases; and (iv)_except as may be set forth in Schedule_3.08(b), the B.G. has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in such leaseholds or subleaseholds.

             To the best of its Knowledge and except for ordinary, routine or scheduled maintenance, the material buildings, machinery, equipment, vehicles and other tangible assets of the B.G. are in satisfactory operating condition and repair (ordinary wear and tear excepted) and are usable in the ordinary course of business. The B.G. owns or leases under valid leases all material buildings, machinery, equipment and other tangible assets necessary for the present conduct of its business.

        3.09 Patents, Trademarks, Trade Names. Except as noted thereon, Schedule_3.09 lists all material patents, trademarks, service marks, trade names and copyrights and all registrations and applications for registration for any of the foregoing owned or used (pursuant to license agreements or otherwise) in the conduct of the business of the B.G. as of the date hereof. Except as set forth on Schedule_3.09 hereto, to the knowledge of the Company, the use of such patents, trademarks, service marks, trade names and copyrights and all trade secrets and other confidential information (including, without limitation, ideas, know-how, processes, plans and forecasts) and other intellectual property rights used by the B.G. (collectively, the "Intellectual Property Rights") does not conflict with or infringe on the rights of any third person, except for such conflicts or infringements which in the aggregate would not have a Material Impact. Except as set forth on Schedule_3.09, the B.G. owns or possesses a valid license to use the Intellectual Property Rights as necessary for the present operation of its business, and the B.G. has no Knowledge that (a)_any third party has infringed any of the B.G.'s rights in the Intellectual Property Rights; or (b)_any claim has been made contesting the validity or enforceability of the Intellectual Property Rights, except where the loss or expiration of the Intellectual Property Rights would have no Material Impact. The transactions contemplated by this Agreement would not adversely affect the Intellectual Property Rights in any material respect.

        3.10 Material Contracts. Schedule 3.10 lists all agreements, contracts, non-real estate leases, guarantees of performance or debt and other commitments (or groups of related contractual obligations with the same party) ("Contracts") to which the B.G. is a party as of the date hereof (i)_which (including collective bargaining agreements) involve commitments in excess of $20,000, and which may not be unilaterally terminated by the B.G. without penalty or expense within 30 days; (ii)_with any officer, director, seller or other insider of the B.G., (iii) pursuant to which the B.G. subcontracts in excess of $30,000 of work to third parties or (iv) with any sales agent of distributor. Except as set forth on Schedule_3.10 and excluding matters which will not in the aggregate result in a Material Impact, (a)_each of the Contracts is in full force and effect and enforceable in accordance with its terms; the B.G. has not given or received notice of cancellation of or intent to cancel any of the Contracts; there exists no event of default or occurrence, condition or act on the part of the B.G. or, to the B.G.'s Knowledge, on the part of the other party to such Contracts which constitutes or would constitute (with notice or lapse of time or both) a material default thereunder; and except as set forth on
Schedule 3.10, no consent of any other party to the Contracts is required in connection with the execution, delivery and performance of this Agreement; and (b) except as set forth on
Schedule 3.10, the B.G. is not a party to any agreement which restricts its ability to compete in any line of business or with any person.
        3.11 Litigation; Compliance with Laws.

             (a) Except as set forth on Schedule_3.11, there is no action, proceeding or investigation pending or threatened against the B.G., which, if adversely determined, would result, directly or indirectly, in a liability of the B.G. which would have a Material Impact. The B.G. is not in violation of any judgment, order or decree entered against it in any lawsuit or proceeding, except for violations which would not have a Material Adverse Effect.

             (b) The B.G. is not in violation of any laws, rules, regulations, ordinances, orders, judgments and decrees applicable to its business, properties, employment or compensation practices, or operations as presently conducted, except as set forth on

Schedule 3.11, except for matters which are the subject of Section
3.15 and Section 3.11(c) and except for violations which would not have a Material Adverse Effect.

             (c) The B.G. possesses, is presently in substantial compliance with and in the previous two years has received no notice of material violations of any license, permit, consent, authorization or approval of or from any governmental body having jurisdiction over it necessary to conduct its business as presently conducted except where the failure to hold any such license or the failure to be in compliance would not have a Material Impact.

        3.12 Taxes. (a) All federal, state and local tax returns required to be filed by or with respect to the B.G. have been accurately prepared in all material respects, and have been duly filed, and all taxes (including taxes withheld from employees' salaries and other withholding taxes and obligations and all deposits required to be made by or with respect to the B.G. with respect to such withholding taxes or otherwise), interest, penalties, assessments and/or deficiencies due with respect to such tax returns have been paid or adequate provision for the payment thereof has been made on the Financial Statements or the books of account of the Company.

             (b) Except as set forth in Schedule 3.12(b) attached hereto:
                  (i)  No material deficiencies for taxes have
been claimed, proposed or assessed by any taxing or other governmental authority;

                  (ii) There are no pending or, to the best of the Company's or its Subsidiaries knowledge, threatened audits, investigations or claims for or relating to any material liability in respect of taxes, and there are no matters under discussion with any governmental authorities with respect to taxes that in the reasonable judgment of the Company or its Subsidiaries, is likely to result in a material additional amount of taxes;

                  (iii) Audits of federal and state returns for taxes by the relevant taxing authorities have been completed for each period set forth in Schedule 3.12(b), and neither the Company nor its Subsidiaries has been notified that any taxing authority intends to audit a return for any other period; and

                  (iv) Neither the Company nor its Subsidiaries has waived any statute of limitations relating to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

             (c)  Neither the Company, nor its Subsidiaries has:
                  (i)  Consented at any time under Section
341(f)(1) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the Company's or its Subsidiaries' assets;
                  (ii)  Agreed, or is required, to make any
adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise;
                  (iii) Made an election, or been required, to treat any asset of the Company or its Subsidiaries as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168(h) of the Code; or
                  (iv)  Made any of the foregoing elections or
been required to apply any of the foregoing rules under any comparable state or local income tax provision.

             (d)  Prior Affiliated Groups/Tax Sharing Agreements.
                  (i) Except as set forth in Schedule 3.12(d), the Company and its Subsidiaries are not and have never been includable corporations in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which the Company is now the common parent corporation.
                  (ii) Except as set forth in Schedule 3.12(d), the Company is not a party to or bound by any tax allocation or similar tax sharing agreement, and has no contractual obligation to indemnify any other person with respect to taxes.

             (e)  FIRPTA / Existing Partnerships.
                  (i) No Seller is a "foreign person" as defined in Section 1445(f)(3) of the Code.
                  (ii) Neither the Company nor its Subsidiaries is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes.

             (f) Parachute Payments. Neither the Company nor its Subsidiaries has made or become obligated to make, or will, as a result of any event connected with the acquisition of the Company and its Subsidiaries by Buyer or any other transaction contemplated herein, make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code.

             (g) Deferred Intercompany Items. Schedule 3.12(g) describes the material deferred intercompany transactions between the Company and its Subsidiaries.

             (h)  Basis and Excess Loss Accounts in Subsidiaries.
Schedule 3.12(h) describes the Company's purchase price for and the date of its acquisition of the stock of its Subsidiaries. The Company does not have an excess loss account with respect to the stock of such Subsidiaries.

        3.13 Benefit Plans. (a)__Schedule_3.13 contains an accurate and complete list of all Benefit Plans, as defined below, maintained or sponsored by the B.G., contributed to by the B.G., covering any employees of the B.G., to which the B.G. is obligated to contribute or with respect to which the B.G. has any liability. For purposes of this Agreement, the term "Benefit Plans" shall mean: (i)_employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not terminated (ii)_employment agreements, and (iii)_fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded and whether or not terminated.

             (b) Except as set forth in Schedule 3.13(b), the B.G. does not contribute to or have any liability with respect to any Benefit Plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or current or future former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

             (c) Each Benefit Plan and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with all reporting and disclosure requirements and applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims (other than routine claims for benefits), taxes, penalties or liens with respect or relating to the Benefit Plans are pending or, to their Knowledge, threatened, or have been assessed or incurred. No liability to the PBGC (except for routine payment of premiums which are not delinquent) has been or, to their Knowledge, is expected to be incurred with respect to any Benefit Plan that is subject to Title_IV of ERISA.

             (d) With respect to each Benefit Plan, the Sellers have provided Buyer with true, complete and correct copies, to the extent applicable of (i)_all documents pursuant to which the Benefit Plans are maintained, funded and administered, including all amendments thereto, (ii)_the most recent annual report (Form 5500 series) filed with the IRS (with attachments), (iii)_the most recent actuarial report, (iv)_the most recent financial statements, and (v)_all governmental rulings and determinations relating to such Benefit Plans.

             (e) Except as set forth on Schedule 3.13(e), the B.G. does not contribute to, nor does it have any liability for complete or partial withdrawal from, any Multi-employer Plan as defined in Section 3(37) of ERISA; and

             (f) To the Knowledge of the Company, neither the B.G. nor any Pension Plan sponsored by or contributed to by the B.G. has engaged in a Prohibited Transaction as described in
Section 406(a) of ERISA or in Section 4975 of the Code.

             (g) Schedule 3.13(g) includes the top twenty (20) medical and dental cases by cost for the Burks Group in the last 12 months. To the Company's knowledge except as stated on
Schedule 3.13 there are no pre-existing medical conditions of the employees of the Burks Group or their covered dependents which would be expected in the normal course to substantially increase the B.G.'s medical costs over the B.G.'s experience.

        3.14 Labor Disagreements. Since January 1, 1992, the B.G. has not experienced any labor disputes or any work stoppages due to labor disagreements, and, to their Knowledge, there is no such dispute or work stoppage threatened against the Company. The Company has no Knowledge of any effort made or threatened by or on behalf of any labor union since January 1, 1990 to organize any employees of the B.G.

        3.15 Environmental Matters.

             (a) Except as indicated on Schedule 3.15, to the best Knowledge of the Company, the B.G. is in compliance in all material respects with all laws, rules, regulations, orders, ordinances, judgments, decrees and other legal requirements relating to pollution, or protection of the environment ("Environmental Laws").

             (b) The B.G. possesses and is in compliance in all material respects with all permits, licenses, certificates, franchises and other authorizations relating to Environmental Law necessary to conduct its business.

             (c) Except as disclosed on Schedule 3.15 or the documents referenced therein, to the Company's Knowledge, the Burks Group has not released any Hazardous Substances out of or into or from the real properties owned or leased by the Burks Group as of the date hereof in violation of applicable law.

        3.16 Brokers, Finders' Fees, Etc. Except for B.T. Securities Corporation, whose fees are the responsibility of the Sellers, none of the Sellers or the Company has employed any broker, finder, investment banker or financial advisor as to whom the Company or Buyer may have any obligation to pay any brokerage or finders' fees, commission or similar compensation in connection with the transactions contemplated hereby.

        3.17 Subsidiaries; Investments.  Except as set forth in
Schedule 3.17, the Company does not have any subsidiaries other than the Subsidiaries and does not own or hold the right to acquire any stock of stock or any other security or interest in any other Person.

        3.18 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.18, to its Knowledge, the B.G. has no obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) which would have a Material Impact arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, except (i)_obligations under contracts or commitments described in Schedule_3.10 or under contracts and commitments which are not required to be disclosed thereon (but not liabilities for breaches thereof), (ii)_liabilities reflected on the Financial Statements or the Interim Financial Statements, (iii)_liabilities which have arisen after the date of the Interim Financial Statements in the ordinary course of business or otherwise in accordance with the terms and conditions of this Agreement (none of which is a liability for breach of contract, breach of warranty, tort or infringement, or a claim or lawsuit, or an environmental liability), and (iv)_liabilities otherwise expressly disclosed in this Agreement or the Schedules attached hereto.

        3.19 Employees. To its Knowledge, no key executive employee and no group of employees or independent contractors of the B.G. has advised the B.G. of any plans as of the date hereof to terminate his, her or its employment or relationship as an independent contractor with the B.G. Schedule_3.19 sets forth the names and annual compensation (including salary, bonuses and commissions) as of October 31, 1993, of all salaried employees of the B.G. having total annual compensation in excess of $50,000.

        3.20 Officers and Directors; Bank Accounts. Schedule 3.20 attached hereto lists all officers and directors of the Company and each of the Subsidiaries and all of the B.G.'s bank accounts, deposit boxes and safe deposit boxes (designating each authorized signatory and the level of each signatory's authorization).

        3.21 Affiliate Transactions.  Except as disclosed on
Schedule 3.21 attached hereto, to the Knowledge of the Company, no officer or director of the B.G., Seller or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the B.G. or which is pertaining to the business of the B.G. or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of the B.G.

        3.22 Insurance Policies. Schedule 3.22 contains a list of all insurance policies in effect since December 31, 1986 which may provide coverage in favor of the B.G., specifying the insurer and certain other information concerning such policies. Each such policy which is marked as currently in effect on Schedule 3.22 is in full force and effect and all premiums are currently paid or accruals provided for and no notice of cancellation or termination has been received with respect to any such policy. The Company has not been refused any insurance which has been applied for during the last two years with respect to the assets and operations of the B.G.

        3.23 Absence of Certain Practices. To its Knowledge, no director, officer, employee, agent or other person acting on behalf of the B.G. has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier or U.S. or foreign governmental employee or official or any other person who is or may be in a position to help or hinder the Company or assist the B.G. in connection with any proposed transaction involving the B.G., which gift or similar benefit, if not given in the past, would result in a Material Impact. To its Knowledge, neither the B.G. nor any director, officer, agent, employee, or other person acting on behalf of the B.G. has (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of U.S. or foreign government officials or others or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures or (iii) committed any violations of the Foreign Corrupt Practices Act.

        3.24 Accounts Receivable. All accounts receivable whether reflected in the Interim Financial Statements or recorded after October 31, 1993 represent sales or services actually made or rendered in the ordinary course of business. The accounts receivable shown on the Interim Financial Statements are net of reserves for discounts and allowances determined on a consistent basis with the Financial Statements.

        3.25 Major Customers and Suppliers. Schedule 3.25 sets forth a list of (i) the names of the 10 largest customers (by revenues generated) for the B.G. in the year ended December 31, 1992 and the amount of revenues generated by each of such customers year-to-date through October 31, 1993 and (ii) the names of the 10 largest suppliers from whom the B.G. purchased supplies in the year ended December 31, 1992 and the approximate total purchases by the Company from each such supplier in that year and year-to-date through October 31, 1993. There have been no changes in the relationships between the Company and the customers and suppliers of the Company listed on Schedule 3.25, which would have a Material Adverse Effect. Since December 31, 1992, except for changes resulting from matters affecting the pump industry generally, no such customer or supplier has threatened to discontinue doing business with the B.G.

        3.26  History of the B.G.  [Intentionally Deleted].

        3.27 Inventory. The values of the inventory of the B.G. as shown on the Interim Financial Statements and on the books of the Company on the Closing Date (the "Inventory") have been and will be determined in accordance with the B.G.'s inventory costing policies consistently applied and such policy is in accordance with GAAP. To the Company's Knowledge, there is no adverse condition substantially impairing the supply of raw materials available to the B.G.

        3.28 Backlog. Schedule 3.28 sets forth a list of all contracts with and purchase orders from the B.G.'s customers with remaining contract payments of $25,000 or more ("Backlog") as of close of business December 22, 1993. Except as set forth on
Schedule 3.28 and excluding matters which will not result in a Material Impact, none of the customer contracts in the Backlog will be subject under existing agreements with the B.G. to cancellation by reason of the acquisition of the Shares by Buyer and since January 1, 1993 no customer has notified the B.G. that it intends to cancel or materially reduce quantities to be purchased under any customer contract in the Backlog (for this purpose, statements concerning general economic conditions and matters affecting the pump industry generally are not notice of an intention to cancel or reduce quantities).

        3.29 Occupational Safety and Health. Except as disclosed in Schedule 3.29, the B.G. has not received in the previous two
(2) years any notice, citation, claim, assessment or proposed assessment from any governmental authority (collectively "OSHA Notice"), nor to the Company's Knowledge does any OSHA Notice exist, as to or alleging that any of the activities of the B.G. are in violation in any material respect of any federal, state, or local occupational safety or health laws, and to the Company's Knowledge no such violation presently exists which would have a Material Impact on the business or operations of the B.G. The B.G. is not a party to any pending dispute with respect to its compliance with any federal, state or local occupational safety and health laws as such laws apply to the activities of the B.G.

        3.30 Product Liability and Warranty. Schedule 3.30 sets forth a list of all product liability or product warranty claims made by customers or third parties against the B.G. having, in any instance, a value in excess of $25,000 since January 1, 1991.
Schedule 3.30 sets forth the standard written warranties utilized by the B.G.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF BUYER
        Buyer hereby represents and warrants to the Corpora-tion and each of the Sellers as follows:

        4.01 Corporate Organization; Etc. Buyer is a company duly organized, validly existing and in good standing under the laws of the State of Delaware.

        4.02 Authorization; Etc. Buyer has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of Buyer has taken all action required to authorize the execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby. No other corporate proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance by Buyer of this Agreement. This Agreement is a valid and binding agreement of Buyer, enforceable against it in accordance with its terms except (a)_as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and
(b)_that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        4.03 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contem-plated hereby by Buyer will violate any provisions of the Certificate of Incorporation or By-laws of Buyer, or violate, or be in conflict with, or allow the termination of, or constitute a default under, or cause the acceleration of the maturity of, any material debt or obligation pursuant to any material agreement or commitment to which Buyer is a party or by which Buyer is bound, or, to the best knowledge of Buyer, violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Buyer is subject.

        4.04 Consents and Approvals of Governmental Authorities. Except for (i) compliance with the applicable provisions of the HSR Act, and (ii) consents, approvals or authorizations which if not received or declarations, filings or registrations which if not made, would not have a material adverse effect on the business, results of operations or financial condition of the Buyer, to the knowledge of Buyer, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement.

        4.05 Sophisticated Investor. Buyer is a sophisticated investor, represented by corporate officers with experience in the acquisition and valuation of ongoing businesses and acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make an informed investment decision concerning its purchase of the Stock. Buyer is acquiring the Stock for investment purposes only, and not with a view to, or for, any public resale or other distribution thereof.

        4.06 Purchase of Stock. Buyer is acquiring the Stock solely in order to acquire the assets and business of the Company; the form of transaction (e.g., the purchase and sale of the Stock) is solely for the convenience of the parties and does not create in Buyer any rights or remedies except as and to the extent expressly provided in this Agreement.

        4.07 Brokers, Finders Fees, Etc. Buyer has not employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage or finders' fees, commissions or similar compensation in connection with the transactions contemplated hereby.

ARTICLE V

CONDUCT OF BUSINESS PENDING CLOSING

        From the date hereof to the Closing, and except as otherwise specifically contemplated in this Agreement, contained in disclosures relating hereto or consented to or approved by Buyer in writing, the Company shall conform to the following:

        5.01 Regular Course of Business. Except for transactions, activities, agreements or commitments which would not, in the aggregate be material to the business, results of operations or financial condition of the Company, the B.G. shall carry on its business substantially in the same manner as heretofore conducted and shall not engage in any transaction or activity, enter into any agreement or make any commitment except in the ordinary course of business.

        5.02 Amendments. No change or amendment shall be made in the Certificate of Incorporation, By-laws or other governing instruments of the Company or of the Subsidiaries.

        5.03 Capital Changes.  Except as contemplated under
Section 7.05 and the Schedules hereto, the Company and the Subsidiaries shall not issue or sell or issue options, warrants to purchase or rights to subscribe to, or enter into any arrangement or contract with respect to, any stock of its capital stock or any of its other securities, or make any other changes in its capital structure.

        5.04 Dividends; Redemptions.  Except as contemplated under
Section 7.05 and Schedule 5.04, the Company shall not declare, pay or set aside for payment any dividend or other distribution with respect to its capital stock or directly or indirectly redeem, purchase or otherwise acquire any stock of its capital stock.

        5.05 Organization. The Company and the Subsidiaries shall use reasonable efforts to preserve their corporate existence and business organization intact and to preserve their properties, tangible and intangible assets, books and records, and relationships with their employees, suppliers, customers and others with whom they have business relations.

        5.06 Contracts. Except for contracts or commitments made in the ordinary course of business, and contracts or commitments which, in the aggregate, would not have a Material Impact on the business of the B.G., no contracts or commitments shall be entered into by or on behalf of the B.G.

        5.07 Compensation. Except as set forth on Schedule 5.07 hereto or as required by law, the B.G. will not (a) pay any bonus or make any special payment or_grant any increase in compensation other than normal merit and cost-of-living increases required by collective bargaining agreements to any officer, employee or agent earning in excess of $50,000 per annum, or (b)_enter into, or amend in any material respect, any Benefit Plan, employment contract or consulting agreement.

        5.08 Taxes. Except for taxes contested in good faith and for which adequate reserves have been established, the B.G. will pay all taxes upon its properties and business as they become due and prepare and duly file all tax and other returns and reports which are required to be filed in respect of taxes. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Company and the Subsidiaries shall be made after the date of this Agreement without the prior written consent of Buyer.

        5.09 Insurance. The B.G. will maintain insurance upon its properties and insurance in respect of the kinds of risks
(including, without limitation, product liability claims) currently insured against, in accordance with its current practice.

ARTICLE VI

ADDITIONAL AGREEMENTS

        The Company hereby covenants and agrees with Buyer, and Buyer hereby covenants and agrees with the Company, as follows:

        6.01 Reasonable Access. The Company shall afford to Buyer and to its authorized representatives, during reasonable business hours, access to the plants, properties, personnel, books and records of the B.G. in order that Buyer may have an opportunity to make such additional investigation as it shall reasonably desire to make of the affairs of the B.G. For the purpose of facilitating such investigation, the Company shall promptly designate an individual or individuals, each of whom shall be empowered to receive and act upon such requests, and Buyer agrees that no communication shall be made by Buyer or its authorized representatives with any employee, officer or agent of the B.G. who has not been so designated in writing without the prior written consent of the designee.

        6.02 Confidentiality. Buyer and Harbour Group Industries, Inc. have previously entered into a Confidentiality Agreement dated as of September 1, 1993 (the "Confidentiality Agreement"). Buyer shall, and shall cause its officers, employees and authorized representatives to, comply fully with all terms and conditions of the Confidentiality Agreement.

        6.03 Payments of Indebtedness. At the Closing, the Buyer shall cause the Company to pay to the holders thereof the outstanding principal amount, together with all accrued and unpaid interest through the Closing Date, under (i) that certain Junior Subordinated Promissory Note in the principal amount of $1,500,000, by the Company as maker and the Partnership as payee (the "Junior Subordinated Note"), (ii) that certain Amended and Restated Revolving Credit and Term Loan Agreement dated April 2, 1990, as amended, between the Company and The First National Bank of Boston; and (iii) that certain Senior Subordinated Note by the Company as maker and Phoenix Home Life Mutual Insurance Company as payee with a principal balance of $12,000,000. At the Closing, the Buyer shall also make the Warrant Cancellation Payment.

        6.04 Company Tax Returns. The federal and state income tax returns for the Company's fiscal year ending as of the close of business on the Closing Date shall be prepared by Price Waterhouse on behalf of the Company and filed on its behalf. The Sellers and Buyer shall have the opportunity to review the returns and shall reasonably agree as to its contents. The cost of preparing the returns shall be an expense of the Company in the ordinary course of its business.

        6.05  Schedule Updates; Notice of Breach.
             (a) The Company shall with reasonable promptness, and in any event at least one (1) business day prior to the Closing Date, notify Buyer in writing of any changes or amendments to the Schedules to this Agreement required as a result of any fact or event occurring after the date hereof, or discovered after the date hereof, which is required in order to make the representations and warranties in this Agreement true. The Schedules to this Agreement shall be deemed amended by the content of such notices, and the final amended set of Schedules with changes from the Schedules attached hereto adequately highlighted shall be prepared as of the Closing Date. Sellers shall, despite such disclosure, include the content of any such notices and/or the amendments to the Schedules in determining whether or not a change which has a Material Adverse Effect has occurred for the purpose of its delivery of the certificate required under Section 7.01.

             (b)  Buyer and Sellers shall with reasonable
promptness and in any event at least one (1) business day prior to the Closing Date notify the other party in writing of any breach by that other party of any representations, warranties or covenants herein of which the notifying party is then aware.

        6.06. Employee Bonuses. On or before April 1, 1994, Buyer shall cause to be paid to the employees of the B.G. bonuses pursuant to the Company's executive bonus and non-executive annual bonus plans, in an aggregate amount not less than the amount included as a liability therefor in Working Capital.

ARTICLE VII

CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        The obligations of Buyer under this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

        7.01 Representations and Warranties. The representations and warranties of the Sellers and the Company contained herein shall be true and accurate in all material respects as of the date made and as of the Closing as though such representations and warranties were made at and as of the Closing, except for changes permitted or contemplated by this Agreement; and there shall not have occurred a change which has a Material Adverse Effect between the date hereof and the Closing Date; and Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the Sellers to such effect.

        7.02 Performance. The Sellers and the Company shall have performed and complied, in all material respects, with all agreements, obligations and conditions required to be performed or complied with by them on or prior to the Closing; and Buyer shall have received at the Closing a certificate, dated the Closing Date, signed by the Sellers to such effect.

        7.03 Approvals and Filings. All material consents, authorizations and approvals from, and all material declarations, filings and registrations with, government agencies or third parties required to consummate the transactions contemplated hereby shall have been obtained or made. All Hart Scott waiting periods shall have expired or been properly terminated.

        7.04 No Injunction. There shall not be in effect any preliminary or permanent injunction or other order issued by any state or federal court which prevents the consummation of the transactions contemplated hereby, and no such proceedings with respect to any such injunction or order shall be pending or threatened in writing.

        7.05 Evidence of Cancellation of Warrant. Buyer shall have received a true and correct copy of the Warrant Cancellation
Agreement duly executed and delivered by the holder of the Warrant and the Company, in form reasonably satisfactory to Buyer.

        7.06 Resignations. Buyer shall have received resignations of all directors of the Company and its Subsidiaries.

        7.07 Closing Documents. Buyer shall have received all Closing Documents to be received by Buyer pursuant to this Agreement.

        7.08 Assurance of Insurance. Buyer shall have received a letter satisfactory to counsel to the Buyer interpreting the Insurance Agreement dated May 3, 1993 between Harbour Group Ltd. and the Company with respect to continued coverage under pre-Closing insurance policies, i.e. those listed on Schedule 3.22, for claims made after the Closing Date with respect to occurrences prior to the Closing Date.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS

        The obligations of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions:

        8.01 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and accurate in all material respects as of the date when made and as of the Closing as though such representations and warranties were made at and as of the Closing, except for changes permitted or contemplated by this Agreement; and the Sellers shall have received at the Closing a certificate, dated the Closing Date, signed by the president or a vice president of Buyer to such effect.

        8.02 Performance. Buyer shall have performed and complied with, in all material respects, all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing, except where the failure to so perform or comply does not have a Material Adverse Effect on the ability of Buyer to satisfy its obligations to the Sellers hereunder; and the Sellers shall have received at the Closing a certificate, dated the Closing Date, signed by the president or a vice president of Buyer to such effect.

        8.03 Approvals and Filings. All material consents, authorizations and approvals from, and all material declarations, filings and registrations with, government agencies or third parties required to consummate the transactions contemplated hereby without a Material Adverse Effect shall have been obtained or made. All Hart Scott waiting periods shall have expired or been properly terminated.

        8.04 No Injunction. There shall not be in effect any preliminary or permanent injunction or other order issued by any state or federal court which prevents the consummation of the transactions contemplated hereby, and no such proceedings with respect to any such injunction or order shall be pending or threatened in writing.

        8.05 Releases. Buyer shall have delivered to each Seller a general release by the Company, effective as of the Closing, of all claims the Company may have, exclusive of any claim (i) under this Agreement, (ii) for repayment of advanced sums or other loans, (iii) under the Purchase and Stockholder Agreement between the Company and each individual Seller, or (iv) in the case of individual Sellers, arising with respect to criminal offenses, based on or arising out of any events occurring on or prior to the Closing, against such Seller and any director, officer, employee or agent of such Seller and in the case of the Partnership, its Affiliates.

        8.06 Buyer's Due Diligence. At the Closing, Buyer shall have delivered to the Sellers a certificate (which certificate shall survive the Closing) to the effect that: (i)_Buyer and its employees, agents and accounting and legal representatives have been afforded reasonable access to the books, records, key personnel, facilities and other things reasonably related to the Stock and the business and affairs of the Company; (ii)_Buyer and its employees, agents and accounting and legal representatives have been given a reasonable opportunity to ask questions relating to the Stock and the business and affairs of the Company and to receive answers thereto; (iii)_Buyer has diligently conducted and is satisfied with the results of its business, accounting and legal due diligence review of the Stock and the business and affairs of the Company; and (iv)_in completing the transactions contemplated in accordance with this Agreement, Buyer has not and is not relying on any representation or warranty of any Seller or the Company which is not expressly stated in this Agreement.

        8.07 Closing Documents. Sellers shall have received all Closing Documents to be received by Sellers pursuant to this Agreement.

ARTICLE IX

TERMINATION AND ABANDONMENT

        9.01 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time but not later than the Closing:

             (a)  by mutual consent of the Sellers and Buyer; or
             (b) by Buyer at any time after January 15, 1994 if any of the conditions provided for in Article VII of this Agreement shall not have been met or waived in writing by Buyer prior to such date; or

             (c) by the Sellers at any time after January 15, 1994 if any of the conditions provided for in Article VIII of this Agreement shall not have been met or waived in writing by the Sellers prior to such date; or

             (d) by either party at any time after January 15, 1994 if the Closing shall not have occurred; or

             (e) by either party if there has been a material violation or breach by the other of its agreements, representations or warranties contained in this Agreement and the party seeking termination is not in material violation or breach of its agreements, representations or warranties contained in this Agreement.

        9.02 Procedure Upon Termination. In the event of termination and abandonment by the Sellers, or Buyer, or both, pursuant to this Article IX, written notice thereof shall forth-with be given to the other parties and this Agreement shall termi-nate and be abandoned without further action by Buyer, the Company or the Sellers. If this Agreement is terminated as provided herein:
             (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the parties furnishing the same; and

             (b) no party hereto shall have any liability or further obligation to any other party to this Agreement, except as provided in Section_6.02 with respect to the Confidentiality Agreement described in Section 6.02 (which shall survive the termination of this Agreement), and except for such legal and equitable rights and remedies which any party may have by reason of any breach or violation of this Agreement by any other party.

ARTICLE X

INDEMNIFICATION

        10.01  Survival.  All representations and warranties
(except those set forth in Section 3.24 and 3.27) and agreements contained in this Agreement shall survive the Closing, notwithstanding any investigation or certificate given pursuant to
Section 8.06 with respect thereto.

        10.02 Time Limitations. If the Closing occurs, Sellers shall have no liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or any matter described in Section 10.03 unless on or before the date that is one year (two years in the case of any matter described in Section 10.03(b) or in case of a breach of the tax representation contained in Section 3.12) after the Closing Date, Sellers are given notice asserting a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer shall have no liability (for indemnification or otherwise) with respect to any representation or warranty unless on or before the date that is one year after the Closing Date, Buyer is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

        10.03 Indemnification by Sellers. (a) Subject to the limitations of this Article X and those set forth in Section 11.05 on the liability of each individual Seller, Sellers shall indemnify and hold harmless Buyer, and shall reimburse Buyer for any and all Losses arising from or in connection with (i) any inaccuracy in any of the representations and warranties of Sellers or the Company in this Agreement and (ii) any failure by Sellers or the Company to perform or comply with any agreement contained in this Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply prior to the Closing Date with any agreement contained in this Agreement to be performed or complied with prior to the Closing Date (other than agreements contained in Article V). Sellers shall have no liability to Buyer in the event Closing does not occur, and Buyer's sole recourse for indemnification shall be against the Company.
             (b) In addition, subject to the limitations set forth in this Article X and those set forth in Section 11.05 on the liability of each individual Seller, Sellers shall indemnify and hold harmless Buyer, and shall reimburse Buyer for, any and all Losses arising from the remediation (including but not limited to preliminary steps such as investigation, remedial plan preparation and compliance with agency approval procedures) required of B.G. or any successor of B.G. or Buyer by applicable environmental law or regulation of any Hazardous Substance (i) present on the Closing Date on any facility presently or previously owned or operated by the B.G. or their predecessors (or present on any other property, but only if such Hazardous Substance emanated from and originated on any facility owned or operated by the B.G. or their predecessors through discharge, seepage or other natural flow under circumstances such that the B.G. is legally obligated for the remediation thereof) ("on-site") or (ii) disposed of or abandoned (other than on-site) by the B.G. or their predecessors prior to the Closing Date ("off-site"), but excluding any Loss to the extent arising from any change or increase after the Closing Date in the types or quantities of Hazardous Substances present on such facilities (or such other property) or any disposition or abandonment by the B.G. of Hazardous Substances after the Closing Date, in which event Sellers' responsibility for the Loss shall be limited to the percentage of the total Losses attributable to such Hazardous Substances as the quantity of such Hazardous Substances that were present on the facility (or such other property) at the Closing Date or that were disposed of or abandoned by the B.G. or its predecessors prior to the Closing Date and remain present when the required remediation is effected bear to the total quantity of such Hazardous Substances that were disposed of or abandoned by the B.G. and so present when the required remediation is effected.

        10.04 Indemnification by Buyer. Buyer shall indemnify and hold harmless Sellers and shall reimburse Sellers for, any and all Losses arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Buyer in this Agreement, and (b) any failure by Buyer to perform or comply with any agreement contained in the Agreement, except that after the Closing no claim shall be made with respect to the failure to perform or comply prior to the Closing Date with any agreement contained in this Agreement to be performed or complied with prior to the Closing Date.

        10.05 Limitations as to Amount. Except as otherwise provided in Section 10.06(e), Sellers shall have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.03 until the total of all Losses with respect thereto exceeds $200,000, (the "Basket") and then only to the extent such Losses exceed the Basket. Sellers' aggregate liability (for indemnification or otherwise) with respect to matters described in Article X shall be limited to $6,000,000 (the "Cap") which amount shall be placed in Escrow and administered pursuant to the Escrow Agreement and as provided herein. Buyer shall have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.04 until the total of all Losses with respect thereto exceeds $200,000 and then only to the extent such Losses exceed $200,000 and Buyer's aggregate liability with respect to matters designated in Section 10.04 shall be limited to $1,000,000.

        Section 10.06.  Procedure for On-Site Environmental
Indemnification.
             (a) Buyer has informed Sellers that it presently intends to conduct on-site air, soil and groundwater testing ("Site Testing") at certain of the various real properties owned or leased by the B.G. as of the date hereof ("Facilities"). If Site Testing is performed, Buyer shall provide to Sellers a written report (the "Site Test Report") of the results of each such Site Testing and Buyer's conclusions and recommendations with respect thereto. If the Site Test Report indicates that any Hazardous Substance is present at a Facility (or present on other property if such Hazardous Substance emanated from and originated on a Facility through discharge, seepage or other natural flow under circumstances such that the B.G. is legally obligated for the remediation thereof), it shall also state whether such Hazardous Substance was so present at the Facility (or such other property) on the Closing Date. If after reviewing the data obtained from Site Testing, Buyer determines that remediation of Hazardous Substances at the Facility (or such other property) is required by applicable law or regulation, Buyer shall concurrently give notice to Sellers as to whether it is asserting a claim under
Section 10.03 by reason of the matters disclosed in the Site Report and shall also prepare within a reasonable time after asserting a claim a remedial plan describing procedures to effect such remediation (the "Site Remedial Plan"). The Site Remedial Plan also shall include a detailed analysis of the aggregate costs and fees constituting the claim to implement the proposed remediation (the "Site Remediation Proposal"). Such cost analysis shall be certified by an environmental consultant retained by Buyer as its best estimate of the aggregate costs for the Site Remediation Proposal. Such consultant shall be advised to avoid the use of cost ranges; if, nevertheless, such ranges are utilized, the claim shall be deemed to be the average of the low and high end of the range. A copy of the Site Remedial Plan and Site Remediation Proposal shall be provided promptly to Sellers by Buyer.

             (b) If an officer or other management employee of Buyer or the Company subsequently becomes aware of other facts which may give rise to a claim under Section 10.03 relating to other environmental matters at the Facilities, Buyer shall, if a claim in respect thereof is to be made against Sellers under this Agreement, give notice to Sellers thereof and follow the procedures in this Section 10.06.

             (c) If Buyer gives notice to Sellers asserting a claim pursuant to Section 10.03 with respect to a Site Remediation Proposal, it shall also provide Sellers with all information reasonably available to it with respect to the subject matter of such claim. During the 60 day period following receipt of such notice and information, Sellers may investigate the matters described therein. Buyer shall provide Sellers and their representatives with access to the relevant Facility for the purpose of conducting such investigation. At or prior to the conclusion of the investigation, Sellers shall give notice to Buyer as to whether or not they dispute the claim made in Buyer's notice and if relevant, stating in detail the particulars of Sellers' objections to the Site Remediation Proposal ("Sellers Dispute Notice") and within 30 days thereafter, the parties shall meet to attempt to resolve their differences by negotiation. If the parties have not resolved their differences within 45 days of the issuance of Sellers' Dispute Notice, Buyer and Sellers shall submit the Site Remediation Proposal and Sellers' Dispute Notice to an independent environmental consultant (the "Arbiter") selected by Buyer and Seller, provided however, if Sellers and Buyer cannot agree on an Arbiter within 60 days after the issuance of Sellers' Dispute Notice, an Arbiter shall be selected by two environmental consultants, one each selected by Buyer and Sellers within 75 days of the issuance of Sellers' Dispute Notice. The Arbiter shall have 60 days from the date of his selection to review the Site Remediation Plan, Sellers' Dispute Notice and all information in the possession of Sellers and Buyer, to consult with Buyer and Sellers in the presence of each other, to conduct such additional investigation as he may determine to be reasonable and appropriate, including the retention of qualified counsel for advice with respect to legal matters to be resolved by the Arbiter, within the time permitted and to reach a determination as to (a) whether the Burks Group is legally obligated to remediate the Facility in question; (b) whether the Site Remedial Plan constitutes a reasonable approach to bringing the Facility into compliance with all applicable environmental laws and regulations, and (c) whether the costs projected in the Site Remediation Proposal for the implementation thereof are reasonable under the circumstances. It is understood in this regard that any remediation is to be accomplished in a cost effective manner, involving the expenditures required only to achieve regulatory compliance in a manner prescribed or approved by appropriate regulatory authorities (i.e., a "Chevrolet" rather than a "Cadillac" solution). If the Arbiter so determines, Buyer shall then implement the remediation contemplated by the Site Remedial Plan and, subject to the Loss limitations in Section 10.05 and 10.06(e), shall be entitled to be paid from the Escrow Account, upon presentation of bills and expenses certified by Buyer's Secretary, the amounts actually expended by Buyer in implementing the Site Remedial Plan, up to the aggregate amount of costs found by the Arbiter to be reasonable without any concurrent approval by Sellers. Any amounts paid in excess of such sums to implement the Site Remedial Plan shall require the concurrent agreement of Sellers. The fees and expenses of the Arbiter shall be shared equally by Buyer and Sellers.
             (d) $2,000,000 of the Escrow Account ("Special On-Site Escrow Amount") is intended to be available as funding for any Site Remedial Plan as to which Buyer has given Sellers notice of a claim pursuant to this Section 10.06 on or before the date which is nine months after the Closing Date. If the aggregate amount of such claims is less than the Special On-Site Escrow Amount on that date, the Escrow Agent shall pay the difference to Sellers as provided for in the Escrow Agreement. If the aggregate of such claims exceeds the Special On-Site Escrow Amount, no amount shall be paid to Sellers from the Escrow Account on that date.
             (e) With respect to any Site Clean Up Proposal applicable to the Company's property at "West Memphis", Arkansas, the Basket shall not apply. Rather, Buyer shall be responsible for the first $100,000 of Losses arising out of any Site Remedial Plan approved in accordance with the procedures set forth in
Section 10.06(c) and any Losses in excess of $100,000 shall be paid out of the Escrow Account in accordance with the procedures established in the Escrow Agreement and in Section 10.06(c).
             (f) Sellers shall have the right to proceed, at Sellers' own expense and in the name of the Company or any successor of the Company, to recover from any third party any and all Losses arising from the remediation of any facility for which Seller has indemnified the Company under Section 10.03(b). Buyer agrees to cooperate fully with Sellers in any such third party cost recovery action. In exchange for Buyer's full cooperation in such action, Buyer shall be entitled to fifteen percent (15%) of the excess, if any, of the total amount paid to the Company or any successor of the Company in connection with any such claim and the total costs expended by Sellers in pursuing such claim. Sellers shall be entitled to the remainder of such amount paid.

        10.07  Additional Indemnity Provisions.  The
indemnification obligations of Buyer and the Sellers hereunder shall be subject to the following terms and conditions:

             (a) Except for claims against the Sellers (i) arising under this Agreement, (ii) based on alleged fraudulent or criminal conduct or (iii) relating to financial obligations for sums advanced or loaned, Buyer shall not assert and shall cause the B.G. not to assert any claim against any present or former director, officer, employee or agent of the Partnership or any of its Affiliates, or against any individual Seller, for or with respect to any matter arising prior to Closing.
             (b) The liability of each of the Sellers for any indemnity hereunder shall be in proportion to the Seller's Fraction.
             (c) No claims for indemnification shall be made by Buyer with respect to (i) any amounts which are reflected in Working Capital as liabilities, allowances or contra-asset accounts, or (ii) accumulated post-retirement medical and life insurance benefit obligations of the Burks Group for the Benefit Plans described in Schedule 3.13(b).
             (d) The sole recourse and exclusive remedy of Buyer, the Sellers and the Company against each other arising out of this Agreement or any certificate delivered in connection with this Agreement, or otherwise arising from Buyer's acquisition of the Stock, shall be to assert a claim for indemnification under the indemnification provisions of Article X. Recovery by Buyer and any other Persons for Losses pursuant to Article X shall be limited solely to payment of funds from the Escrow Account held by the Escrow Agent pursuant to the Escrow Agreement.
             (e) The term "Loss" or "Losses" shall mean any and all damages, judgments, penalties, fines, liabilities, losses, reasonable costs and expenses, including but not limited to, attorneys fees, accounting fees, consulting fees and related disbursements of Buyer and/or the B.G. For purposes of determining the amount of Loss and whether or not a Loss or Losses individually or in the aggregate exceed the limitation amounts set forth in Sections 10.05 hereof, Losses shall be determined after giving effect to any federal, state, foreign or local tax benefit obtained or received by the Person incurring the Loss, and after giving effect to any other third party reimbursements or other payments received with respect to any such Losses but not including any proceeds from the indemnified party's insurers.
             (f) In the event that any party to this Agreement proposes to make any claim for indemnification pursuant to this
Article X, or would have the right to make a claim for indemnification but for the minimum or maximum limitations on indemnification contained in Section 10.05, the party making the claim (or with such right) shall promptly deliver on or prior to the date upon which the applicable representations and warranties or covenants expire pursuant to the terms of this Agreement and within a reasonable time of discovery of the breach of or nonperformance of any covenant or obligation to be performed under this Agreement or of a matter described in Section 10.03(b), a certificate signed by the party making the claim or an officer of the party making the claim ("Claim Certificate") to the Company, the Sellers or Buyer, whichever is applicable, and if to the Sellers, to the Escrow Agent, which Claim Certificate shall (i) state the occurrence giving rise to the claim and that the Loss or liability has been properly accrued or is anticipated; (ii) specify the Articles of this Agreement or any agreement related hereto under which such claim is made; and (iii) specify in reasonable detail each individual item of Loss or other claim, including the amount thereof if reasonably ascertainable, the date such Loss or liability was incurred, properly accrued or is anticipated, the basis for any anticipated Loss or liability and the nature of the misrepresentation, breach of warranty or the claim to which such Loss or liability is related. The party making the claim shall state only which is required in subsections
(i) - (iii) above and shall not admit or deny the validity of the facts or circumstances out of which such claim arose.
             (g)  Any payments made as indemnification under
Article X of this Agreement shall be considered adjustments to the Purchase Price.
             (h) The Basket shall not apply with respect to claims for breach of the warranties in Section 3.07 with respect to the Company's property at West Memphis, Arkansas. Any claim with respect thereto shall not exceed the book value of such property as of the Closing Date.

        10.08 Defense of Third Party Claims and Extension of Statute of Limitations.
             (a) The party to this Agreement against which a claim for a particular item (or group or related items) of Loss or other liability is asserted (the "Indemnifying Party") shall have the right in its discretion and at its expense to participate in and control (i) the defense or settlement of any claim, suit, action or proceeding (including appeals) (a "Third Party Claim") in respect of such item (or items) by any other person other than party hereto insofar as such party (the "Indemnified Party") shall claim indemnification hereunder in respect thereof, subject to the prior written consent of the Indemnified Party with respect to any non-monetary provisions of any settlement (which consents shall not be unreasonably withheld or delayed), (ii) any and all negotiations with respect thereof, and (iii) the assertion of any claim against any insurer (other than the indemnified party's insurer) with respect thereto, and the Indemnified Party shall not settle any such Third Party Claim or agree to extend any applicable statute of limitation without the prior written approval of the Indemnifying Party. The Indemnified Party will provide the Indemnifying Party with all reasonably available information, assistance and authority to enable the Indemnifying Party to effect such defense or settlement and upon the Indemnifying Party's payment of any amounts due in respect of such Third Party Claim, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against such third parties in respect of which such payment is made. The Indemnifying Party shall keep the Indemnified Party fully informed as to the status of any such Third Party Claim. The rights of the Sellers under this Section 10.08 to participate in and control the defense or settlement of any claim, suit, action or proceeding shall be exercised only by the Partnership as agent for all the Sellers or its designee.
             (b)  Notwithstanding anything to the contrary in this
Section 10.08, should any claim hereunder involve a situation where the Indemnified Party reasonably anticipates that part of the claim will be borne by it and part of the claim will be borne by the Indemnifying Party due to the existence of the limitations in Section 10.05 and/or (in the event that the Sellers are the Indemnifying Party) the lack of funds in the Escrow Account, the parties shall jointly consult and proceed as to any such claim.
             (c)  In the event that the Sellers are the
Indemnifying Party, any reasonable expenses of the Sellers in connection with the defense of Third Party Claims not exceeding $250,000 in the aggregate shall be paid from the Escrow Account in accordance with the Escrow Agreement and Buyer shall execute any joint written notice to the Escrow Agent and otherwise cooperate with the Sellers in obtaining such advance or advances of funds.

ARTICLE XI

MISCELLANEOUS PROVISIONS



        11.01 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of each of the parties hereto.

        11.02 Waiver of Compliance. Any failure of any party to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party to whom such obligation is owed, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        11.03 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid:


             (a)  If to the Sellers to:

     Harbour Group Investments, L.P.
     c/o Harbour Group Management Co.,
     Managing General Partner
     Attention:  Chief Executive Officer
     7701 Forsyth Boulevard
     Suite 600
     Clayton, Missouri  63105


with a copy to:

                  Ira H. Polon, Esq.
                  Dickstein, Shapiro & Morin
                  2101 L Street, N.W.
                  Washington, D.C.  20037
or to such other person or address as the Sellers shall designate to Buyer in writing.

             (b)  If to the Company to:
                  Paul G. Baldetti, President
                  Burks Pumps, Inc.
                  420 E. Third Street
                  Piqua, Ohio  45356


             (c)  If to Buyer to:
                  Crane Co.
                  100 First Stamford Place
                  Stamford, Connecticut  06902

                  Attention:  Secretary



or to such other person or address as Buyer shall designate to the Sellers in writing.


        11.04 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other parties except as otherwise provided in this Section. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Except as otherwise expressly provided herein, nothing contained herein shall be deemed to give rise to any personal obligation of any of the directors, officers, stockholders or principals of any of the parties hereto, by reason of any breach or violation of any of the provisions hereof or otherwise, and no party hereto shall have any rights against, or be entitled to sue or seek any recovery from, any such persons.

        11.05 Individual Liability of Sellers. The liability of each Seller by reason of any breach or violation of any of the provisions of this Agreement or otherwise shall in no event exceed the portion of the aggregate liability of all the Sellers on account of such breach or violation which corresponds to the

Seller's Fraction, which is defined as to any Seller as the fraction, the numerator of which is the number of shares of Stock held by such Seller and the denominator of which is the total number of shares of Stock issued and outstanding. The Sellers' Fractions are set forth on Exhibit A hereto. To enforce such liability, Buyer may proceed against one, more than one or all Sellers in a single action or in several actions to recover from the Escrow Account each Seller's Fraction of the particular liability from the responsible Seller. Recovery of, or failure to recover a Seller's Fraction from any Seller shall not relieve the other Sellers of their obligations, if any, with respect to the particular claim. With respect to the Seller's representations and warranties in Article II, each Seller shall only be liable for Losses resulting from that Seller's breach of such warranties or representations and not for the breach thereof by any other Seller.

        11.06 Entire Agreement. This Agreement, including the other documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Except for the Confidentiality Agreement (as defined in Section 6.02), this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Without limiting the generality of the foregoing, the Company makes no other representations or warranties with respect to the Stock or the Company other than as specifically provided in this Agreement, and all warranties (except as so provided), including of merchantability and of fitness, whether express or implied, are specifically excluded.

        11.07 Expenses. Except as otherwise expressly provided herein, each party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein; provided that all sales taxes, transfer and notarial fees and taxes and the like arising from the purchase of the Stock shall be paid one-half by the Sellers and one-half by Buyer. Each Seller shall pay such Seller's Fraction of the aggregate expenses of the Sellers hereunder, and the Partnership shall deduct such Seller's share of such expenses from any amount otherwise payable to such individual Seller hereunder or pursuant to the Escrow Agreement.

        11.08 Press Releases and Announcements. No press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees, customers, or suppliers of the Company, will be issued without the joint approval of Buyer and the Seller, except as otherwise required by law.

        11.09 Agency. The individual Sellers hereby irrevocably and unconditionally appoint the Partnership as their agent and attorney-in-fact to take any and all action on their behalf in connection with this Agreement and the transactions contemplated hereby (including without limitation, the matters set forth in Article I and Article X), which appointment is irrevocable and coupled with an interest, and the decision of the Partnership with respect to any matter shall be binding on all the Sellers. With respect to all matters relating to the Sellers arising hereunder, Buyer and the Escrow Agent shall be required only to deal with the Partnership.

        11.10 Governing Law; Jurisdiction; Service of Process.

             (a) Governing Law; Jurisdiction. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Ohio, without regard to the conflicts of law principles thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the federal or state courts of the State of Ohio, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

             (b) Service of Process. Process in any action or proceeding referred to in Section 11.10 may be served on any party anywhere in the world, whether within or without the State of Ohio.

        11.11  The Sellers.  Reference in this Agreement to the
Sellers shall mean the Sellers or any one or more the Sellers.

        11.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11.13 Headings. The headings contained in this Agree-ment are inserted for convenience only and shall not constitute a part hereof.

        11.14 Civil Liability Under RICO. The Sellers and Buyer hereby waive all rights to pursue civil remedies to which they may be entitled or may become entitled with respect to this Agreement and the transactions contemplated hereby against the other under the Racketeer Influenced and Corrupt Organizations Act of 1970, as amended, 18 U.S.C. Section 1961-68, including specifically any rights to treble damages which may be available to them pursuant to 18 U.S.C. Section 1964(c).

        IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed the day and year first above

written.


                                 BURKS PUMPS, INC.


By:/s/ Paul G. Baldetti
Paul G. Baldetti
President

                                 THE SELLERS:

HARBOUR GROUP INVESTMENTS, L.P.

By:  Harbour Group Management
Co., Managing General Partner

     By:/s/ Robert W. Hull
        Name:  Robert W. Hull
        Title:Vice President

/s/ Paul G. Baldetti
Paul G. Baldetti

/s/ James C. Janning
James C. Janning

/s/ C. Wayne Gillespey
C. Wayne Gillespey

/s/ Michael Koon
Michael Koon



                                 BUYER:

                                 CRANE CO.

                                 By:/s/ David S. Smith
                                    Name:David S. Smith
                                    Title: Vice President

                           CONFIDENTIAL

                       DISCLOSURE SCHEDULES


                 Delivered in connection with the

                     Stock Purchase Agreement

                               among

                 Burks Pumps, Inc. ("Burks Pumps")

          the holder of all of the issued and outstanding capital stock of Burks Pumps (the "Sellers") and

                             Crane Co.

                            dated as of

                         December 29, 1993

        The following Schedules contain the disclosures required to be made by Burks Pumps and the Sellers pursuant to that certain stock Purchase Agreement, dated as of December , 1993 by and among Burks Pumps, the Sellers and Crane Co. In an effort to provide Crane Co. with comprehensive information, Burks Pumps and the Sellers have set forth in the attached Schedules some information which may not be required by the terms of the representations and warranties of the Sellers and Burks Pumps. Inclusion of any such information should not be interpreted to mean that the facts disclosed in such information or similar facts are material or would constitute a breach of the representations and warranties of the Sellers and Burks Pumps.

        Many of the representations and warranties require disclosure of the same information required under other representations and warranties. In order to avoid unnecessary duplication, items required to be disclosed have generally been disclosed in only one Schedule, and have not been repeated in Schedules pertaining to other representations and warranties. Disclosure under any Schedule or part of a Schedule shall be sufficient disclosure and shall be effective disclosure under any other Schedule or part of the same Schedule.

        Except for the items listed on Schedule 3.09 and any agreements which are not evidenced by a writing, all agreements referred to in the following Schedules have been delivered or made available to Crane Co., and the terms thereof shall be considered disclosed under the attached Schedules.

                         List of Schedules

Schedule No.      Description

I                 Escrow Agreement
1.01              Principles and Procedures
1.05              List of Closing Documents
1.06(b)           Closing Certificate (Certificate of Chief
                  Financial Officer)
2.01              Ownership of Stock
2.03              No Violation by Sellers
3.01              Foreign Qualification
3.02              Capitalization
3.06              Financial Statements and Interim Financial
                  Statements of the Company
3.07              Capital Expenditures in Excess of $50,000 Since
                  October 31, 1993
3.08              Title to Properties; Encumbrances
3.09              Patents, Trademarks, Trade Names
3.10              Material Contracts (Open Purchase orders in
                  Excess of $20,000)
3.11              Litigation; Compliance with Laws
3.12(b)           Taxing Authority;Tax Years
3.12(d)           Prior Affiliated Groups/Tax Sharing Agreements
3.12(e)           FIRPTA/Existing Partnership
3.12(g)           Deferred Intercompany Items
3.12(h)           Basis and Excess Loss Accounts in Subsidiaries
3.13              Benefit Plans
3.13(g)           Claims in Excess of $10,000
3.13(b)           Retiree Medical Benefits
3.13(e)           Multiemployer Pension Plan
3.15              Environmental Matters
3.17              Subsidiaries; Investments
3.18              Absence of Undisclosed Liabilities
3.19              Employees
3.20              Officers and Directors; Bank Accounts
3.21              Affiliate Transactions
3.22              Insurance Policies
3.25              Major Customers and Suppliers
3.28              Backlog
3.29              Occupational Safety and Health
3.30              Product Liability and Warranty
5.04              Dividends; Redemptions
5.07              Compensation

Registrant will furnish a copy of any omitted
Schedule to the Commission upon Request